EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Shareholder Meeting 1735 Market Street, 32nd Floor Philadelphia, PA 19103 on March 16, 2018

Please detach at perforation before mailing.

PROXY	THE ASIA TIGERS FUND, INC. SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 16, 2018

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.  The undersigned shareholder(s) of The Asia Tigers Fund, Inc., revoking previous proxies, hereby appoints Alan Goodson, Christian Pittard, Lucia Sitar, Heather Hasson and Megan Kennedy, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares of The Asia Tigers Fund, Inc., which the undersigned is entitled to vote, at the Special Meeting of Shareholders to be held on Friday, March 16, 2018, at 1:00 p.m. Eastern Time, at the offices of Aberdeen Asset Management Inc., 1735 Market Street, 32nd Floor, Philadelphia, Pennsylvania 19103, and at any adjournment thereof as indicated on the reverse side.

In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

Receipt of the Notice of the Special Meeting and the accompanying Proxy Statement/Prospectus is hereby acknowledged.  If this Proxy is executed but no instructions are given, the votes entitled to be cast by the undersigned will be cast “FOR” the proposal.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

GRR_29521_020218

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

The Asia Tigers Fund, Inc.

Special Meeting of Shareholders to Be Held on Friday, March 16, 2018, at 1:00 p.m. (Eastern Time)

The Proxy Statement/Prospectus for this meeting is available at:

http://www.aberdeengrr.com/en/usclosedgrr/announcements

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,

YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

In their discretion, the proxy holders are authorized to vote upon the matters set forth in the Notice of Special Meeting and Proxy Statement/Prospectus dated February [ ], 2018 and upon all other such matters as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:       X

 A    Proposal

	FOR	AGAINST	ABSTAIN
1.

To approve an Agreement and Plan of Reorganization between The Asia Tigers Fund, Inc. (the “Target Fund”) and Aberdeen Chile Fund, Inc. (the “Acquiring Fund”), pursuant to which the Target Fund would transfer substantially all of its assets to the Acquiring Fund, and the Acquiring Fund would assume all stated liabilities of the Target Fund, in exchange solely for newly issued shares of common stock of the Acquiring Fund, which will be distributed by the Target Fund to the shareholders of the Target Fund (although cash may be distributed in lieu of fractional shares) in the form of a liquidating distribution, and the Target Fund will be terminated and dissolved in accordance with its charter and Maryland law (a “Reorganization”).

	☐	☐	☐

 B     Authorized Signatures – This section must be completed for your vote to be counted.– Sign and Date Below

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it.  When shares are held jointly, each holder should sign.  When signing as attorney, executor, administrator, trustee, guardian, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) – Please print date below	Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box
/ /

608999900109999999999

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